   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000
                                                      REGISTRATION NO. 001-15967
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  FORM 10/A-3

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
               PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                            THE NEW D&B CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                 DELAWARE                                  22-3725387
     (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)
          ONE DIAMOND HILL ROAD                              07974
         MURRAY HILL, NEW JERSEY                           (ZIP CODE)
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (908) 665-5000

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                       NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED             EACH CLASS IS TO BE REGISTERED
   ---------------------------------------             ------------------------------
   Common Stock, par value $0.01 per share                New York Stock Exchange

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                                      NONE

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

ITEM 1.  BUSINESS

     The information required by this item is contained under the sections "The New D&B Corporation Business", "The New D&B Corporation (Accounting Successor to D&B) Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors", "Financial Statements--The Dun & Bradstreet Corporation" and "Forward-Looking Statements" of, and in the "Financial Statements--The Dun & Bradstreet Corporation" in, the revised Preliminary Information Statement dated September 11, 2000 attached as Exhibit 99.1 to the Form 10/A-2 filed with the Commission on September 11, 2000 (the "Information Statement") and such sections are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION

     The information required by this item is contained under the sections "The New D&B Corporation (Accounting Successor to D&B) Selected Financial Data", "The New D&B Corporation (Accounting Successor to D&B) Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors" and "Forward-Looking Statements" of the Information Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES

     The information required by this item is contained under the section "The New D&B Corporation Business--Properties" of the Information Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this item is contained under the section "The New D&B Corporation Security Ownership by Certain Beneficial Owners and Management" of the Information Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     The information required by this item is contained under the sections "The New D&B Corporation Management and Executive Compensation--The New D&B Corporation Board of Directors" and "--The New D&B Corporation Executive Officers" of the Information Statement and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION

     The information required by this item is contained under the section "The New D&B Corporation Management and Executive Compensation" of the Information Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this item is contained under the section "Relationship Between The New D&B Corporation and Moody's Corporation After the Distribution" of the Information Statement and such section is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS

     The information required by this item is contained under the sections "The New D&B Corporation Business--Legal Proceedings", "Risk Factors" and "Forward-Looking Statements" of the Information Statement and such sections are incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The information required by this item is contained under the sections "The Distribution--Listing and Trading of New D&B Common Stock and Moody's Common Stock", "Relationship Between The New D&B Corporation and Moody's Corporation After the Distribution--Employee Benefits Agreement", "Dividend Policies", "The New D&B Corporation Management and Executive Compensation" and "Description of The New D&B Corporation Capital Stock" of the Information Statement and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     In June 2000, in connection with its original incorporation, the Registrant issued 1,000 shares of its common stock, for a total consideration of $10, to The Dun & Bradstreet Corporation ("D&B"). As part of an internal reorganization, New D&B Inc. ("New DBI"), a wholly owned direct subsidiary of the Registrant, will merge (the "DBI Merger") with and into Dun & Bradstreet, Inc. ("DBI"), a wholly owned direct subsidiary of D&B, with DBI as the surviving corporation of the DBI Merger (the "Surviving Corporation"). Pursuant to the DBI Merger, the shares of DBI outstanding immediately prior to the DBI Merger will be converted into the right to receive shares of the Registrant (and the shares of New DBI will be converted into shares of the Surviving Corporation). Each of these securities transactions is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The DBI Merger will be completed prior to the Distribution Date. D&B is and will be the Registrant's sole stockholder until the Distribution Date, as defined and described in the section "The Distribution" of the Information Statement, and such section is incorporated herein by reference. Subsequent to the Distribution, The Dun & Bradstreet Corporation (which will change its name to Moody's Corporation) will hold no capital stock of the Registrant.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information required by this item is contained under the section "Description of The New D&B Corporation Capital Stock" of the Information Statement and such section is incorporated herein by reference, except for the information under the caption "The New D&B Corporation Rights Plan", which is not incorporated by reference herein as the preferred share purchase rights and shares of Series A Junior Participating Preferred Stock of The New D&B Corporation described under such caption will be registered separately on a Registration Statement on Form 8-A.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The information required by this item is contained under the section "Description of The New D&B Corporation Capital Stock--Indemnification and Limitation of Liability for Directors and Officers" of the Information Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The information required by this item is identified in the section "Index to Financial Statements--The Dun & Bradstreet Corporation" and is contained in the section "Financial Statements--The Dun & Bradstreet Corporation" of the Information Statement and such sections are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements

     The information required by this item is described in the "Index to Financial Statements" on page F-1 of the Information Statement and such information is incorporated herein by reference.

     (b) Exhibits

     The following documents are filed as exhibits hereto:

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  3.1     Restated Certificate of Incorporation of The New D&B
          Corporation+
  3.2     Amended and Restated By-laws of The New D&B Corporation+
  4.1     Specimen Common Stock certificate+
  4.2     Five-Year Credit Agreement dated as of September 11, 2000
          among The New D&B Corporation, The Chase Manhattan Bank,
          Citibank, N.A. and the Bank of New York*
  4.3     364-Day Credit Agreement dated as of September 11, 2000
          among The New D&B Corporation, The Chase Manhattan Bank,
          Citibank, N.A. and the Bank of New York*
 10.1     Revised form of Distribution Agreement between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.2     Revised form of Tax Allocation Agreement between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.3     Revised form of Employee Benefits Agreement between The Dun
          & Bradstreet Corporation and The New D&B Corporation+
 10.4     Form of Intellectual Property Assignments between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.5     Revised form of Shared Transaction Services Agreement
          between The Dun & Bradstreet Corporation and The New D&B
          Corporation+
 10.6     Revised form of Data Services Agreement between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.7     Revised form of Transition Services Agreement between The
          Dun & Bradstreet Corporation and The New D&B Corporation+
 10.8     Form of Insurance and Risk Management Services Agreement
          between The Dun & Bradstreet Corporation and The New D&B
          Corporation+
 10.9     Form of Undertaking of the New D&B Corporation to Cognizant
          Corporation and ACNielsen Corporation+
 10.10    Form of Undertaking of The New D&B Corporation to R.H.
          Donnelley Corporation+
 10.11    Employment Agreement dated May 15, 2000 by and between The
          Dun & Bradstreet Corporation and Allan Z. Loren*
 21       List of Subsidiaries of The New D&B Corporation+
 27       Financial Data Schedule of The New D&B Corporation+
 99.1     Revised Preliminary Information Statement dated September
          11, 2000+
 99.2     Revised Chairman's Letter to Stockholders of The Dun &
          Bradstreet Corporation+
 99.3     Revised form of Rights Agreement between The New D&B
          Corporation and EquiServe Trust Company, N.A., as Rights
          Agent+

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* Filed herewith.

+ Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          THE NEW D&B CORPORATION

                                          By: /s/ DAVID J. LEWINTER
                                            ------------------------------------
                                            Name: David J. Lewinter
                                            Title: President and Secretary

Date: September 14, 2000

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  3.1     Restated Certificate of Incorporation of The New D&B
          Corporation+
  3.2     Amended and Restated By-laws of The New D&B Corporation+
  4.1     Specimen Common Stock certificate+
  4.2     Five-Year Credit Agreement dated as of September 11, 2000
          among The New D&B Corporation, The Chase Manhattan Bank,
          Citibank, N.A. and the Bank of New York*
  4.3     364-Day Credit Agreement dated as of September 11, 2000
          among The New D&B Corporation, The Chase Manhattan Bank,
          Citibank, N.A. and the Bank of New York*
 10.1     Revised form of Distribution Agreement between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.2     Revised form of Tax Allocation Agreement between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.3     Revised form of Employee Benefits Agreement between The Dun
          & Bradstreet Corporation and The New D&B Corporation+
 10.4     Form of Intellectual Property Assignments between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.5     Revised form of Shared Transaction Services Agreement
          between The Dun & Bradstreet Corporation and The New D&B
          Corporation+
 10.6     Revised form of Data Services Agreement between The Dun &
          Bradstreet Corporation and The New D&B Corporation+
 10.7     Revised form of Transition Services Agreement between The
          Dun & Bradstreet Corporation and The New D&B Corporation+
 10.8     Form of Insurance and Risk Management Services Agreement
          between The Dun & Bradstreet Corporation and The New D&B
          Corporation+
 10.9     Form of Undertaking of the New D&B Corporation to Cognizant
          Corporation and ACNielsen Corporation+
 10.10    Form of Undertaking of The New D&B Corporation to R.H.
          Donnelley Corporation+
 10.11    Employment Agreement dated May 15, 2000 by and between The
          Dun & Bradstreet Corporation and Allan Z. Loren*
 21       List of Subsidiaries of The New D&B Corporation+
 27       Financial Data Schedule of The New D&B Corporation+
 99.1     Revised Preliminary Information Statement dated September
          11, 2000+
 99.2     Revised Chairman's Letter to Stockholders of The Dun &
          Bradstreet Corporation+
 99.3     Revised form of Rights Agreement between The New D&B
          Corporation and EquiServe Trust Company, N.A., as Rights
          Agent+

---------------

 * Filed herewith.

 + Previously filed.